SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                         AMCOL INTERNATIONAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

               Common Stock, par value $.01 per share

          (2)  Aggregate number of securities to which transactions applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                         AMCOL INTERNATIONAL CORPORATION
                               One North Arlington
                        1500 West Shure Drive, Suite 500
                     Arlington Heights, Illinois 60004-7803

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 17, 2001

To Our Shareholders:

     The annual meeting of shareholders of AMCOL International Corporation, or AMCOL, will take place on Thursday, May 17, 2001, at 11:00 a.m., local time, at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois, for the following purposes:

          1. To elect five (5) directors, three for a three-year term and two for a one-year term, or until their successors are elected and qualified.

          2.   To amend AMCOL's 1998 Long-Term Incentive Plan.

          3. To transact any other business which properly comes before the annual meeting.

     Only shareholders of record of AMCOL's common stock as of the close of business on March 21, 2001 will be entitled to notice of and to vote at the annual meeting and at any adjournments of the annual meeting.

     The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director and "FOR" approval of the amendments to AMCOL's 1998 Long-Term Incentive Plan.

     Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the proxy card in the enclosed self-addressed, postage-paid envelope, or vote by telephone in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone. If you attend the annual meeting, you may revoke your proxy and, if you wish, vote your shares in person. Thank you for your interest and cooperation.

                                           By Order of the Board of Directors,


                                           Clarence O. Redman
                                           Secretary

Arlington Heights, Illinois
April 10, 2001

                         AMCOL INTERNATIONAL CORPORATION
                               One North Arlington
                        1500 West Shure Drive, Suite 500
                     Arlington Heights, Illinois 60004-7803

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 17, 2001

                                  INTRODUCTION

     We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of AMCOL International Corporation, or AMCOL, for use at our annual meeting of shareholders to be held on Thursday, May 17, 2001, at 11:00 a.m., Central Daylight Savings Time, at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois, and at any adjournment of the annual meeting. This proxy statement and the accompanying proxy card are first being mailed or delivered to shareholders of AMCOL on or about April 10, 2001.

     At the annual meeting, you will be asked to consider and vote upon the following matters:

          1. The election of five (5) directors, three for a three-year term and two for a one-year term, or until their successors are elected and qualified.

          2.   Amendments to AMCOL's 1998 Long-Term Incentive Plan.

          3. Any other business which properly comes before the annual meeting.

     The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director and "FOR" approval of the amendments to AMCOL's 1998 Long-Term Incentive Plan.

     Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the proxy card in the enclosed self-addressed, postage-paid envelope, or vote by telephone in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone. If you attend the annual meeting, you may revoke your proxy and, if you wish, vote your shares in person.

     The date of this proxy statement is April 10, 2001.

                               THE ANNUAL MEETING

General

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of AMCOL for use at the annual meeting to be held on Thursday, May 17, 2001, at 11:00 a.m., Central Daylight Savings Time, at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois, and at any adjournment of the annual meeting.

Record Date

     The Board of Directors has fixed the close of business on March 21, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment. Accordingly, only holders of record of AMCOL's common stock at the close of business on the record date will be entitled to vote at the annual meeting, either by proxy, telephone or in person. As of the record date, there were 27,963,106 shares of AMCOL's common stock issued and outstanding. Each share of AMCOL's common stock entitles the holder to one vote.

Purpose of the Annual Meeting; Recommendation of the Board of Directors

     At the annual meeting, AMCOL's shareholders will be asked to consider and vote upon the following matters:

        the election of five directors;
        amendments to AMCOL's 1998 Long-Term Incentive Plan; and any other business which properly comes before the annual meeting.

     The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director and "FOR" approval of the amendments to AMCOL's 1998 Long-Term Incentive Plan.

Proxies; Vote Required

     Under Delaware law, the election of the five directors and the amendments to AMCOL's 1998 Long-Term Incentive Plan must be approved by the holders of a majority of the shares of AMCOL's common stock represented at the annual meeting.

     All properly executed proxies received by AMCOL prior to the annual meeting and not revoked will be voted in accordance with the instructions marked thereon. Unless contrary instructions are marked, proxies will be voted "FOR" each of AMCOL's nominees for director and "FOR" the amendments to AMCOL's 1998 Long-Term Incentive Plan. The Board of Directors knows of no other business which will be presented for consideration at the annual meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. Any shareholder may revoke his or her proxy at any time prior to the exercise thereof by doing any of the following:

    giving written notice to the Secretary of AMCOL at One North Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights, Illinois, 60004-7803;

    submitting  a duly  executed  proxy  bearing  a later  date;

    voting by telephone on a later date; or

    attending the annual meeting and voting in person.

     Attendance at the annual meeting will not, in itself, constitute revocation of a proxy.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of AMCOL's common stock is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of AMCOL's common stock is entitled to one vote, in person or by proxy, for each share held in such holder's name on the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted for purposes of determining whether a proposal has been approved. Thus, abstentions and broker non-votes will have the same effect as a vote against AMCOL's nominees for directors and the amendments to AMCOL's 1998 Long-Term Incentive Plan.

Proxy Solicitation and Expenses

     The accompanying proxy is being solicited on behalf of the Board of Directors of AMCOL. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by AMCOL. Solicitation of holders of AMCOL's common stock by mail, telephone, facsimile or by personal solicitation may be done by directors, officers and regular employees of AMCOL, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of AMCOL's common stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by AMCOL for their reasonable out-of-pocket expenses.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     AMCOL's Board of Directors consists of 10 directors. AMCOL's Certificate of Incorporation divides the Board of Directors into three classes, the members of one class to be elected each year for a three-year term. The terms of the Class III directors will expire at the Annual Meeting. Following the resignation of two directors during the last year, the Board of Directors has decided to restructure the Board classes rather then fill the vacancies on the Board resulting from those resignations. In connection with the restructuring of the Board classes, John Hughes and Lawrence E. Washow, currently Class III directors, have been nominated by the Board of Directors as Class I directors to serve one-year terms. Arthur Brown, Jay D. Proops and Paul C. Weaver will remain Class III directors and have been nominated by the Board of Directors as Class III directors to serve three-year terms. The following tables set forth certain information regarding the director nominees and the continuing members of the
Board:

Information Concerning Nominees

                                                               CLASS III
                                                        (Term expiring in 2004)

Name                            Age     Director Since    Principal Occupation for Last Five Years

Arthur Brown                     60          1990         Chairman, President and Chief Executive Officer of Hecla Mining
                                                          Company.

Jay D. Proops                    59          1995         Private investor since 1995; prior thereto, Vice Chairman and co-founder of The Vigoro Corporation. Also a Director of Great Lakes
                                                          Chemical Corporation.

Paul C. Weaver*                  38          1995         Managing partner of Consumer Aptitudes, Inc. since July 1997, a marketing research firm; prior thereto, various sales and account management positions for AC Nielsen Company, a provider of marketing information services.

* Paul C. Weaver and Audrey L. Weaver are first cousins.

                                                                CLASS I
                                                        (Term expiring in 2002)

Name                           Age      Director Since    Principal Occupation for Last Five Years

John Hughes                     58           1984         Chairman of the Board. Chief Executive Officer of AMCOL from 1985 until May 2000.

Lawrence E. Washow              47           1998         President and Chief Executive Officer of AMCOL since May 2000,
                                                          Chief Operating Officer of AMCOL since August 1997; prior thereto,
                                                          Senior Vice President of AMCOL and President of Chemdal
                                                          International Corporation (unit sold to BASF AG in June 2000).

     Each nominee must receive the favorable vote of the holders of a majority of the shares of common stock represented at the annual meeting in person or by proxy, assuming a quorum is present.

     The Board of Directors recommends that AMCOL's shareholders vote "FOR" each of the nominees named above.

Information Concerning Continuing Members of the Board

                                                                CLASS I
                                                         (Term expiring 2002)

Name                               Age      Director Since    Principal Occupation for Last Five Years

Clarence O. Redman                  58           1989         Secretary of AMCOL. Also, of counsel to Lord, Bissell & Brook since
                                                              October 1997, the law firm that serves as Corporate Counsel to
                                                              AMCOL; prior thereto, he was the sole shareholder and President of
                                                              Clarence Owen Redman, Ltd., a corporate partner of the law firm of
                                                              Keck, Mahin & Cate. Mr. Redman and his professional corporation also served as Chief Executive Officer of Keck, Mahin & Cate. In
                                                              December 1997, Keck, Mahin & Cate filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code.

Audrey L. Weaver*                   46           1997         Private investor.

*   Paul C. Weaver and Audrey L. Weaver are first cousins.

                                                               CLASS II
                                                        (Term expiring in 2003)

Name                               Age      Director Since    Principal Occupation for Last Five Years

Robert E. Driscoll, III             62           1985         Retired Dean and Professor of Law, University of South Dakota.

C. Eugene Ray                       68           1981         Retired Executive Vice President - Finance of Signode Industries,
                                                              Inc., a manufacturer of industrial strapping products.

Dale E. Stahl                       53           1995         President and Chief Operating Officer of Inland Paperboard and
                                                              Packaging, Inc., a manufacturer of containerboard and corrugated boxes since June 2000; prior thereto President and Chief Operating
                                                              Officer of Gaylord Container Corporation, a manufacturer and distributor of brown paper and packaging products.

         PROPOSAL 2: AMENDMENTS TO AMCOL'S 1998 LONG-TERM INCENTIVE PLAN

General

     The Board of Directors has adopted, subject to shareholder approval, amendments to AMCOL's 1998 Long-Term Incentive Plan, or the Plan. The Plan was approved by AMCOL's shareholders at AMCOL's annual meeting in 1998. Under the proposed amendments, the maximum number of shares of AMCOL common stock with respect to which awards may be issued under the Plan will be increased from
1,900,000 to 2,900,000. As the result of the $14.00 per share payment made in connection with the plan of partial liquidation on June 30, 2000, of substantially all of the after-tax net proceeds from the sale of AMCOL's absorbent polymers segment to BASF AG, outstanding stock options under the Plan on that date were adjusted pursuant to the terms of the Plan to reflect AMCOL's reduced value immediately following the dividend. These adjustments increased the number of AMCOL shares of common stock subject to outstanding options under the Plan from 237,865 to 1,365,139. After option grants for fiscal year 2000 and option cancellations, only 231,709 shares of AMCOL common stock remain with respect to which awards may be issued under the Plan as of December 31, 2000.

     In addition, under the proposed amendments, the Committee of the Board of Directors charged with administering the Plan will be allowed, in the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, spin-off or other extraordinary corporate event, to make cash payments or substitute or exchange outstanding awards made under the Plan based upon the distribution or consideration payable to holders of AMCOL's common stock upon or in respect of such event. The amendments further provide that with respect to any incentive stock option, or ISO, the Committee cannot make a cash payment, substitution or exchange if doing so would cause the Plan to violate Section 422 of the Internal Revenue Code (or any successor provision). Under the existing provisions of the Plan, the Committee does not have the ability to make such cash payments, substitutions or exchanges. The effect of the amendments will be to provide the Committee with greater flexibility to deal with awards under the Plan in the event of a merger or other extraordinary corporate event and to allow AMCOL to attract and retain the best available employees and directors and encourage these individuals to take into account AMCOL's long-term interests through ownership of AMCOL common stock. The amendments will become effective immediately upon receipt of shareholder approval of the amendments at the annual meeting.

     The following is a brief description of the material features of the Plan. You are encouraged to read the Plan in its entirety. This document has been filed with the SEC and is publicly available.

Purpose

     The purpose of the Plan is to provide officers, directors and employees who have substantial responsibility for the direction and management of AMCOL with an additional incentive to promote the success of AMCOL's business, to encourage such persons to remain in the service of AMCOL and to enable them to acquire proprietary interests in AMCOL. Last year 85 participants received grants pursuant to the plan, including 9 non-executive directors, 8 executive officers and 58 employee participants.

Awards

     The Plan provides for the granting of awards of restricted stock, ISOs, nonqualified stock options, or NSOs, and stock appreciation rights, or SARs. The Plan permits a total of 1,900,000 shares of AMCOL's common stock to be awarded to participants. If the amendments to the Plan are approved, the Plan will permit a total of 2,900,000 shares of AMCOL's common stock to be awarded to participants. As of March 21, 2001 the closing sale price of AMCOL's common stock was $3.87 per share as reported by the New York Stock Exchange.

The Committee

     The Plan is administered by a committee composed of two or more individuals elected by the Board of Directors from time to time. The committee must be composed of directors. Currently, the Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee from time to time grants awards under the Plan to selected eligible directors, officers and employees, without payment by the participant.

Restricted Stock Awards

     The Plan permits the granting of awards of restricted stock to any participant. Awards of restricted stock may be issued to participants without payment. Upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the restricted stock expire and new certificates representing unrestricted shares of common stock are issued to the participant. Generally, the participant will have all of the rights of a shareholder of AMCOL with respect to his shares of restricted stock including, but not limited to, the right to vote such shares and the right to receive dividends payable with respect to the shares of restricted stock.

Incentive Stock Options

     The Plan provides for the granting of ISOs to any employee of AMCOL. The committee has the authority to determine the terms and conditions of each ISO grant, including without limitation, the number of shares subject to each ISO and the option period. The ISO exercise price is also determined by the committee and may not be less than the fair market value of AMCOL's common stock on the date of grant. The exercise price may not be less than 110% of such fair market value if the participant was the holder of more than 10% of AMCOL's outstanding voting securities.

     Unless the committee otherwise determines, the option period for ISOs granted under the Plan will expire upon the earliest of:

     ten years after the date of grant (five years in the case of a holder of more than 10% of AMCOL's outstanding voting securities);

     three months after termination of employment for any reason other than cause, death or total and permanent disability;

     immediately upon termination of employment for cause;

     twelve months after death or termination of employment on account of total and permanent disability; or

     such other date or event as specified by the committee.

Nonqualified Stock Options

     The Plan provides for the granting of NSOs to any participant. The committee has the authority to determine the terms and conditions of each grant including the number of shares subject to each NSO, the option period and the option exercise price. The NSO exercise price may not be less than 85% of the fair market value of the common stock on the date of grant.

     Unless the committee otherwise determines, the option period for NSOs granted pursuant to the Plan will expire upon the earliest of:

     ten years after the date of grant;

     three months after termination of employment for any reason other than cause, death, total and permanent disability or retirement after age 65 (nonemployee directors will be treated as being terminated when they cease to serve on the Board);

     immediately upon termination of employment for cause;

     sixty months after termination of employment on account of retirement after age 65;

     twelve months after death or termination of employment on account of total and permanent disability; or

     such other date or event as specified by the committee.

Stock Appreciation Rights

     The Plan provides for the granting of SARs to any participant. SARs granted by the committee pursuant to the Plan may relate to and be associated with all or any part of a specific ISO or NSO. An SAR shall entitle the participant to surrender any then exercisable portion of the SAR and, if applicable, the related ISO or NSO. In exchange, the participant would receive from AMCOL an amount equal to the product of the excess of the fair market value of the common stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share exercise price under such option and the number of shares of common stock subject to such SAR, and, if applicable, the related option which is surrendered. SARs may be exercisable during a period established by the committee and, if related to an ISO or NSO, shall terminate on the same date as the related option. Upon exercise, participants may be paid in shares of common stock or cash, as determined by the committee.

The Manner of Exercise

     The committee may permit the exercise price for options granted under the Plan to be paid in cash or shares of common stock, including shares of common stock which the participant received upon the exercise of one or more options. The committee may also permit the option exercise price to be paid by the participant's delivery of an election directing AMCOL to withhold shares of common stock from the common stock otherwise due upon exercise of the option or any method permitted by law.

Vesting

     Unless the committee establishes a different vesting schedule at the time of grant, awards generally vest 40% after two years, 60% after three years, 80% after four years and 100% after five years. A participant may not exercise an option or SAR or transfer shares of restricted stock until the award has vested.

     Under the Plan, generally, if a participant's employment with AMCOL or service on the Board is terminated due to retirement, death, disability or a change in control of AMCOL (as determined by the committee), the committee may, in its discretion, accelerate vesting. If a participant's employment with or service to AMCOL is terminated for any other reason, any awards that are not yet vested are forfeited.

Nontransferability

     Awards are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, or Code; provided, however, that NSOs, SARs and restricted stock are transferable in the committee's discretion after vesting.

Withholding Tax

     AMCOL shall have the right to withhold in cash or shares of common stock with respect to any payments made to participants, any taxes required by law to be withheld because of such payments.

Amendment; Termination

     The Board of Directors may amend the Plan at any time, but may not impair the rights of participants with respect to any outstanding awards without the consent of participants.

     The Plan will terminate ten years after its adoption by the Board of Directors; provided, however, that the Board of Directors may terminate the Plan at any time.

Federal Tax Consequences-Incentive Stock Options

     Provided a participant is an employee of AMCOL during the period beginning on the date of grant of the ISO and ending on the day three months before the date of exercise, neither the grant nor the exercise of an ISO has an immediate tax consequence to the participant or AMCOL. If subsequent to the exercise of an ISO the participant does not dispose of the acquired common stock within two years after the date of the grant of the ISO, or within one year after the date of the transfer of the common stock to the participant, or the holding period, AMCOL is not entitled to a tax deduction, the participant realizes no ordinary income, and any gain or loss that is realized on the subsequent sale or taxable exchange of the common stock is treated as a long-term capital gain or loss. Some tax deductions and exclusions, known as "tax preference items," give rise to an "alternative minimum tax" enacted to recapture some of the tax savings provided by such tax preference items. The tax benefits associated with an ISO are tax preference items that may affect the alternative minimum tax that must be paid by certain high-income individuals.

     If a participant exercised an ISO and disposes of the acquired common stock before the end of the holding period, the participant realizes ordinary income in an amount equal to the lesser of the fair market value of the common stock on the date of exercise over the option price of the common stock, or the amount realized on disposition over the adjusted basis of the common stock. Any remaining gain will be considered capital gain to the participant. AMCOL will be entitled to a corresponding tax deduction in the same amount and at the same time, subject to the limitations imposed by Code Section 162(m).

     Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a corporation's chief executive officer on the last day of the taxable year and any other individuals whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of being among the four most highly compensated officers (other than the chief executive officer) for the taxable year and who are employed on the last day of the taxable year. Compensation paid under some qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is composed solely of two or more "outside directors," is not considered in determining whether a "covered employee's" compensation exceeds $1,000,000.

Federal Tax Consequences-Non-Qualified Stock Options

     Generally, the recipient of an NSO realizes no taxable income at the time of grant. Similarly, AMCOL is not entitled to a deduction with respect to the grant of an NSO.

     Upon the exercise of an NSO, a participant realizes income at ordinary income tax rates. The amount included in income is the excess of the fair market value of the common stock acquired (as of the date of exercise) over the exercise price. AMCOL will generally be entitled to a corresponding deduction equal to this amount for AMCOL's taxable year that ends with or includes the end of the participant's taxable year of income inclusion, subject to the limitations imposed by Code Section 162(m).

     A participant's basis in the common stock acquired upon the exercise of an NSO will be the exercise price, plus any amount includable in the participant's gross income upon the exercise of the NSO. The gain or loss realized by the participant upon a subsequent sale or exchange of the shares will be a capital gain or loss.

Federal Tax Consequences-Restricted Stock

     Generally, because of the risk of forfeiture prior to vesting (and certain other restrictions that may be imposed by the committee), no taxable income will be recognized by the participant upon an award of restricted stock. Absent an election under Section 83(b) of the Code, the participant is deemed to receive ordinary income at the time the restrictions on the restricted stock lapse. The amount of the participant's taxable income is equal to the fair market value of the restricted stock, less any amount paid by the participant for the restricted stock. However, a participant may make an election under Section 83(b) of the Code, within thirty days of the date of issuance of the restricted stock, to be taxed at the time of issuance. Any participant who makes such an election recognizes ordinary income on the date of issuance of the restricted stock equal to its fair market value at that time, less any amount paid by the participant for the restricted stock. The participant's basis in this stock will be increased by the amount includable in his or her gross income under Code Section 83.

     AMCOL is entitled to a deduction equal to the amount includable in the participant's gross income for AMCOL's tax year in which or with which ends the participant's taxable year in which the amount is included in the participant's gross income. AMCOL's deduction is also subject to the limitations imposed by Code Section 162(m) mentioned above. If the participant subsequently disposes of the restricted stock after it becomes substantially vested, the participant will recognize capital gain or loss equal to the difference between the amount realized and the participant's basis in the restricted stock, assuming the restricted stock is held as a capital asset.

     Unless an election under Code Section 83(b) is made, dividends paid to a participant while the restricted stock remains subject to restrictions are treated as compensation for federal income tax purposes. Any dividends paid on the restricted stock subsequent to a Code Section 83(b) election are treated as dividend income, rather than compensation, for federal income tax purposes.

New Plan Benefits

     The grant of awards under the Plan is within the discretion of the committee administering the Plan or the Board of Directors. Accordingly, the dollar value or number of options or other awards that will be received or allocated to any participant under the Plan cannot be determined.

     No person is currently expected to receive five percent or more of the total number of options available for grant under the Plan and AMCOL is not aware that any associate of any executive officer or director has received options under the Plan. Because the grant of options under the Plan is discretionary, the persons and groups listed below may receive additional options under the Plan. Pursuant to the terms of the plan, no person may receive in any calendar year options to purchase more than 100,000 shares of common stock. The amount of options received by the named executive officers under the Plan can be found on page 19 of this proxy statement. All current executive officers, as a group, received 633,445 options under the Plan. All current directors who are not executive officers, as a group, received 402,126 options under the Plan. All current employees who are not executive officers, as a group, received 780,208 options under the Plan.

The Amendments

     In order to implement the amendments, the Plan is proposed to be amended as set forth below.


     1.   Section 3 of the Plan shall be amended to read as follows:

          3.   Stock Subject to the Plan.

               Except as otherwise provided in Section 12, the aggregate number of shares of Common Stock with respect to which Awards may be granted through this Plan may not exceed 2,900,000 shares. If any Awards shall terminate or expire as to any number of shares, new Awards may thereafter be awarded with respect to such shares. The aggregate number of shares of Common Stock with respect to which Awards may be granted to any Participant in any calendar year may not exceed 100,000 shares.

     2.   Section 12 of the Plan shall be amended to read as follows:

          12.  Adjustments.

               (a) If there is any change in the corporate structure or shares of the Company, the Committee may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Common Stock with respect to which Awards may be granted under this Plan (including the maximum number of shares of Common Stock with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 12, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

               (b)  In  the  event  of  an   extraordinary   dividend  or  other
          distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to any ISO no such adjustment may be made that would cause the Plan to violate Section 422 of the Code (or any successor provision).

     Proxies will be voted for or against approval of the amendments to the Plan in accordance with the specifications marked thereon, and will be voted in favor of approval if no specification is made. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the special meeting and entitled to vote thereon is required to adopt the amendments.

     The Board of Directors recommends that AMCOL's shareholders vote "FOR" approval of the amendments to AMCOL's 1998 Long-Term Incentive Plan.

                               SECURITY OWNERSHIP

Security Ownership of Five Percent Beneficial Owners

     The following table sets forth all persons known to be the beneficial owner of more than 5 percent of AMCOL's common stock as of February 19, 2001.

                                                                            Number of Shares and
                 Name and Address of Beneficial Owner                       Nature of Beneficial         Percent
                                                                                Ownership (1)           of Class

Bank of Montreal                                                                3,101,751 (2)            10.72%
   Paul Bechtner Trust
   111 West Monroe Street
   Chicago, Illinois 60690

John Hughes                                                                     1,645,892 (4)             5.31%
   c/o AMCOL International Corporation
   1500 West Shure Drive, Suite 500
   Arlington Heights, Illinois 60004-7803

Everett P. Weaver                                                             3,116,751 (3)(5)           10.78%
   c/o AMCOL International Corporation
   1500 West Shure Drive, Suite 500
   Arlington Heights, Illinois 60004-7803

William D. Weaver                                                             4,137,052 (3)(6)           14.30%
   c/o AMCOL International Corporation
   1500 West Shure Drive, Suite 500
   Arlington Heights, Illinois 60004-7803

(1)  Nature of  beneficial  ownership is direct  unless  otherwise  indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.
(2) Voting and investment power are shared by the trustees of this trust. See note (3) below.
(3) Includes 3,101,751 shares held in the Paul Bechtner Trust as to which Messrs. Everett P. Weaver, William D. Weaver and the Bank of Montreal are co-trustees and share voting and investment power.
(4) Includes 632,684 options exercisable in 60 days, 192,414 shares held in a revocable trust and 135,711 shares in a family limited partnership as to which Mr. Hughes exercises sole voting and investment power. Also includes 55,838 shares held in his wife's revocable trust as to which Mr. Hughes may be deemed to share voting and investment power. Also includes 217,500 shares held by the AMCOL International Corporation Pension Plan as to which Mr. Hughes shares voting and investment power with Mr. Washow and Mr. Shelton.
(5) Includes 15,000 shares in a trust as to which voting and investment power are shared with Mr. Weaver's wife.
(6) Includes 436,941 shares held in a living trust, 200,000 shares in a family charitable trust and 56,800 shares in a charitable remainder unit trust as to which Mr. Weaver exercises sole voting and investment power. Also includes 225,000 shares held in his wife's living trust, 45,000 shares held by his wife as trustee for the benefit of her brother, and 71,560 shares held by his wife for the benefit of their grandchildren as to which Mr. Weaver may be deemed to share voting and investment power.

Security Ownership of Directors and Executive Officers

     The following table sets forth, as of February 19, 2001, shares beneficially owned by: (i) each director and nominee; (ii) the Chief Executive Officer; (iii) the named officers set forth on pages 17 and 18; and (iv) as a group, such persons and other executive officers.

                         Beneficial Owner                           Number of Shares and Nature   Percent of Class
                                                                    of Beneficial Ownership (1)

Arthur Brown                                                                    60,397                   *

Robert E. Driscoll, III                                                        390,053                   1.26%

John Hughes                                                                  1,645,892                   5.31%

Jay D. Proops                                                                  102,298                   *

C. Eugene Ray                                                                  138,397                   *

Clarence O. Redman                                                             219,398                   *

Dale E. Stahl                                                                   87,798                   *

Lawrence E. Washow                                                             886,686                   2.86%

Audrey L. Weaver                                                               669,023                   2.16%

Paul C. Weaver                                                                 406,475                   1.31%

Gary L. Castagna                                                                    --                   *

Ryan McKendrick                                                                188,582                   *

Gary Morrison                                                                  174,281                   *

Paul G. Shelton                                                                649,873                   2.10%

Frank B. Wright, Jr.                                                            89,218                   *

All of the above and other executive officers as a group (17                 5,406,258                  17.45%
persons)

*    Percentage represents less than 1% of the total shares of common stock outstanding as of February 19, 2001.
(1)      Nature of beneficial ownership is set forth on Page 9.

                                              Nature of Beneficial Ownership (Shares Held) as of February 19, 2001
                                                                                                         As Trustee
                                Directly or        In the       In          As                    By       of the     Subject to
      Beneficial Owner            as Joint        Company's  Limited    Trustee or     As       Family   Company's      Options
                                Tenants (1)        Savings   Partnership  Co-Trustee  Custodian  Members  Pension Plan  Exercisable
                                                  Plan (2)     (3)                                          (4)       in 60 Days

Arthur Brown                        23,400              --        --          --         --          --         --       36,997

Robert E. Driscoll, III              5,000              --   371,295       4,000         --          --         --        9,758

John Hughes                        306,930         104,815   135,711     192,414         --      55,838    217,500      632,684

Jay D. Proops                       24,000              --    10,000          --         --          --         --       68,298

C. Eugene Ray                       81,150              --        --          --         --      20,250         --       36,997

Clarence O. Redman                 159,760          55,136        --          --         --          --         --        4,592

Dale E. Stahl                       19,500              --        --          --         --          --         --       68,298

Lawrence E. Washow                 167,059          13,626        --          --      6,250       6,250    217,500      476,001

Audrey L. Weaver                   650,070              --        --          --         --       9,195         --        9,758

Paul C. Weaver                     318,876              --        --      30,638         --      31,706         --       25,255

Gary L. Castagna                        --              --        --          --         --          --         --           --

Ryan F. McKendrick                   2,298          21,369        --          --         --          --         --      164,915

Gary D. Morrison                     5,466          11,045        --          --         --          --         --      157,770

Paul G. Shelton                    180,783          22,361        --          --     17,727       1,150    217,500      210,352

Frank B. Wright, Jr.                11,387          18,527        --          --         --          --        --        59,304

All Directors and  Executive

Officers                         1,973,182         246,987   517,006     227,052     29,647     132,339    217,500    2,062,546

(1)      Includes shares held in joint tenancy with spouses for which voting rights may be shared.
(2)      With the exception of Mr.  Redman's  shares,  which are held in the Clarence O. Redman PC Savings Plan, the shares are held in AMCOL's Savings Plan.
(3)      The named director is a general partner.
(4)      Messrs. Hughes, Shelton and Washow share voting rights.

                          NAMED OFFICERS' COMPENSATION

Summary Compensation Table

     The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 2000, 1999 and 1998, individual compensation for services to AMCOL and its subsidiaries of those persons who were at December 31, 2000: (i) the Chief Executive Officer; (ii) the four other most highly compensated executive officers of AMCOL; (iii) an individual who served as Chief Executive Officer during the last fiscal year; and (iv) an individual for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at the end of the last fiscal year or collectively, the named officers.

                                                                                           Long-Term
                                               Annual Compensation (1)(2)             Compensation Awards

                                                                                                  Securities       All Other
                                                                      Bonus                       Underlying     Compen-sation
       Name and Principal Position           Year     Salary ($)     ($)(3)     Bonus ($)(4)    Options (#)(5)      ($)(6)

John Hughes                                  2000       207,604             --      950,000          2,000           37,995
   Chairman of the Board. Chief              1999       475,000        712,500           --        143,478           41,146
   Executive Officer until May 2000.         1998       450,000        257,792           --        143,478           19,386

Lawrence E. Washow                           2000       375,000             --      700,000         21,500           39,139
   President and Chief                       1999       350,000        437,500           --        121,956           31,280
   Executive Officer since May 2000.         1998       316,667        137,600           --        107,609           16,578

Paul G. Shelton (7)                          2000       275,000             --      550,000         15,000           36,380
   Senior Vice President                     1999       275,000        258,090           --         97,565           21,656
   and Chief Financial Officer               1998       240,000         92,800           --         71,739           13,694
   of AMCOL and President
   of Ameri-Co Carriers, Inc.
   and Nationwide Freight
   Service, Inc.

Frank B. Wright, Jr.                         2000       215,000         20,000           --         12,000           10,708
   Vice President of AMCOL                   1999       215,000        112,698           --         64,565           15,840
   and President of Volclay                  1998       195,000        101,010           --         37,017           10,600
   International Corporation

Gary Morrison                                2000       170,000        136,000           --         12,000           16,705
   Vice President of AMCOL                   1999       148,200        111,619           --         35,009            9,155
   and President of American                 1998       127,320         80,665           --         27,261            7,182
   Colloid Company

Ryan F. McKendrick                           2000       184,000        119,598           --         12,000           12,941
   Vice President of AMCOL                   1999       175,000         56,731           --         53,948            9,404
   and President of CETCO                    1998       145,600         23,296           --         34,435            6,366

                                                                                           Long-Term
                                               Annual Compensation (1)(2)             Compensation Awards

                                                                                                  Securities       All Other
                                                                      Bonus                       Underlying     Compen-sation
       Name and Principal Position           Year     Salary ($)     ($)(3)     Bonus ($)(4)    Options (#)(5)      ($)(6)

Gary L. Castagna (8)                         2000        91,667         73,333      300,000             --           20,145
   Senior Vice President of                  1999       200,000        200,000           --         64,565           18,571
   AMCOL and former President                1998       160,000        109,874           --         37,017            8,599
   of Chemdal International
   Corporation from August 1997 until
   May 2000

(1) Includes deferred compensation under AMCOL's Savings Plan and AMCOL's Deferred Compensation Plan.
(2) The incremental cost of non-cash compensation and other personal benefits during any year presented did not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for any individual named above.
(3) The figures in this column reflect bonuses from the Executive Incentive Compensation Plan and the Bonus Plan as described in the Board Compensation Committee Report on Executive Compensation.
(4) The Compensation Committee granted bonuses to certain executives in recognition of their contribution to the development and success of the absorbent polymers business that was sold to BASF AG in June 2000.
(5) The number of options granted in 1999 and 1998 has been adjusted to reflect the effect of the partial liquidation on unexercised stock options
(6) The figures in this column include Company matching contributions under AMCOL's Savings Plan and the 401(k) restoration plan whereby the matching contributions for salary deferrals in excess of ERISA limits to AMCOL's Savings Plan were credited to AMCOL's Deferred Compensation Plan.
(7) Mr. Shelton has announced his retirement effective April 15, 2001 as Chief Financial Officer and President of the transportation companies. He will continue as a Senior Consultant to the Company.
(8) Mr. Castagna will become Chief Financial Officer upon Mr. Shelton's retirement. He left AMCOL in July, 2000 in connection with the sale of the absorbent polymer business.

Option Grants in Last Fiscal Year

     Shown below is information on grants of incentive stock options during the fiscal year ended December 31, 2000, to the named officers, which are reflected in the Summary Compensation Table on Page 17.

                                                                                                         Grant
                                                                                                         Date
             Name                                   Individual Grants in 2000                            Value

                                   Number of
                                  Securities       % of Total                                            Grant
                                  Underlying         Options                                             Date
                                    Options        Granted to        Exercise        Expiration         Present
                                  Granted (1)     Employees (2)      Price (3)          Date           Value (4)

John Hughes                           2,000            .73%           $3.875          07/17/10            $4,126
                                                                                                          44,352
Lawrence E. Washow                   21,500           7.89             3.875          07/17/10
                                     15,000                                                               30,943
Paul G. Shelton                                       5.50             3.875          07/17/10
                                     12,000                            3.875
Frank B. Wright, Jr.                                  4.40                            07/17/10            24,755

Gary D. Morrison                     12,000           4.40             3.875          07/17/10
                                                                                                          24,755
Ryan F. McKendrick                   12,000           4.40             3.875          07/17/10
                                                                                                          24,755
Gary L. Castagna                         --             --                --                --                --

(1) These Incentive Stock Options ("ISOs") were issued pursuant to AMCOL's 1998 Long-Term Incentive Plan (the "1998 Plan") and may not be exercised until they vest. These ISOs vest 40% after two years, 60% after three years, 80% after four years and 100% after five years, provided that on death or retirement under specified conditions, these ISOs become fully vested. The exercise price may not be less than the fair market value of the shares subject to the option on the date of grant. The exercise price may not be less than 110% of such fair market value if the purchaser is a holder of more than 10% of AMCOL's outstanding voting securities.
(2)  Based on 272,500 options granted to all employees.
(3)  Fair market value on the date of grant.
(4) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price on the option of $3.875, equal to the fair market value of the underlying stock on the date of grant; an option term of 6.7 years; an interest rate of 6.41% representing the interest rates on U.S. Treasury securities on the date of grant with maturity dates corresponding to the vesting of the options; volatility of 50.41%; and dividends at the rate of $0.04 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant. There have been no reductions to reflect the probability of forfeiture due to termination prior to vesting, or to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The ultimate values of the options will depend on the future market price of AMCOL's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of AMCOL's common stock over the exercise price on the date the option is exercised.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     Shown below is information with respect to (i) options exercised by the named officers pursuant to AMCOL's option plans during fiscal 2000 and (ii) unexercised options granted in fiscal 2000 and prior years under AMCOL's option plans to the named officers and held by them at December 31, 2000.

                                                                 Number of Securities        Value of Unexercised
                                  Shares                        Underlying Unexercised      In-the-Money Options at
            Name                 Acquired         Value          Options at 12/31/00               12/31/00
                                    on          Realized             Exercisable/                Exercisable/
                                 Exercise                           Unexercisable              Unexercisable (1)

John Hughes                       498,676       $1,528,991         495,632 /   311,797       $1,418,754 /  $891,969

Lawrence E. Washow                 92,416          762,308         390,546 /   253,725        1,042,331 /   696,743

Paul G. Shelton                   124,698          978,204         131,491 /   195,734          357,360 /   540,435

Frank B. Wright, Jr.               15,617           89,991           8,609 /   145,698           27,392 /   398,119

Gary D. Morrison                    5,400           62,624         125,574 /    83,422          380,378 /   217,590

Ryan F. McKendrick                     --               --         116,821 /   127,327          342,303 /   339,344

Gary L. Castagna                   79,226          469,394              -- /        --               -- /        --

(1)  Based on the closing sale price as quoted on The New York Stock Exchange on that date.

Pension Plans

    Remuneration                     Estimated Annual Retirement Benefits Based on Years of Service
                          15 Years       20 Years        25 Years       30 Years        35 Years       40 Years
      $150,000             $33,750         $45,000        $56,250         $67,500        $78,750         $84,375
       200,000              45,000          60,000         75,000          90,000        105,000         112,500
       250,000              56,250          75,000         93,750         112,500        131,250         140,625
       300,000              67,500          90,000        112,500         135,000        157,500         168,750
       350,000              78,750         105,000        131,250         157,500        183,750         196,875
       400,000              90,000         120,000        150,000         180,000        210,000         225,000
       450,000             101,250         135,000        168,750         202,500        236,250         253,125
       500,000             112,500         150,000        187,500         225,000        262,500         281,250
       550,000             123,750         165,000        206,250         247,500        288,750         309,375

     The above table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the earnings and years of service classifications indicated under AMCOL's retirement plans, which cover substantially all of its domestic employees on a non-contributory basis. The estimated benefits as disclosed on page 21 assume
(i) that the plans will be continued and (ii) that the employee will elect to receive his pension at normal retirement age. The table above and the estimates on page 21 do not reflect the reduction in an individual's final monthly compensation due to social security monthly covered compensation. This reduction is based upon the retirement year for a particular individual.

              Name                         Years of                    Average                    Pension
                                           Service                  Compensation                  Benefit

John Hughes                                   36                        $710,632                   $353,253

Lawrence E. Washow                            22                         530,107                    165,788

Paul G. Shelton                               19                         446,269                    122,760

Frank B. Wright, Jr.                           5                         245,330                     18,339

Gary D. Morrison                              20                         213,932                     54,512

Ryan F. McKendrick                            17                         201,527                     47,274

Gary L. Castagna                              --                         307,755                         --

     The above table indicates the average earnings for the highest five consecutive calendar years and the number of years of credited service under the pension plans as of December 31, 2000, for each of the named officers. Covered compensation includes a participant's base salary, commissions, bonuses and salary reductions under AMCOL's Savings Plan and Deferred Compensation Plan. Mr. Castagna has already received his full pension payout in the form of a lump-sum payment during 2000 in connection with the sale of the absorbent polymers business, of which he was president.

     Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, AMCOL has a supplemental plan that authorizes the payment out of general funds of AMCOL any benefits calculated under provisions of AMCOL's pension plan that may be above the limits under these sections. The accrued, unfunded liability of the supplemental plan at September 30, 2000, was $1,466,911.

Change In Control Arrangements

     Each of the named officers, with the exception of Messrs. Hughes, Shelton and Castagna, has an agreement with AMCOL which provides that, upon a change in control of AMCOL, each of them is to be employed by AMCOL for a period of time after the change in control (three years in the case of Mr. Washow and two years for Messrs. Wright, Morrison and McKendrick), unless there is just cause for his termination. A change in control is defined as a change in legal or beneficial ownership of 51% of AMCOL's common stock within a six-month period, or the sale of 90% or more of AMCOL's assets. Mr. Hughes' change in control agreement was cancelled as a result of his retirement as Chief Executive Officer. Mr. Shelton's agreement was cancelled with his pending retirement as Chief Financial Officer. Mr. Castagna's agreement lapsed with the sale of the absorbent polymers business.

     If termination occurs within the specified period for other than just cause, through either actual termination or constructive termination, the named officer will receive compensation equal to his current annual salary plus an average of his incentive bonus payments for prior periods. These payments may not exceed an amount equal to two times, in the case of Messrs. Wright, Morrison and McKendrick, and three times, in the case of Mr. Washow, of the respective named officer's average annual compensation during the prior five calendar years, subject to overall limits of the Internal Revenue Service. Each named officer will also receive continued medical, health and disability benefits for one year after termination.

Board Committee Membership Roster and Meetings

              Name                     Audit         Compensation      Executive       Nominating
Arthur Brown                              X*              X
Robert E. Driscoll III                    X               X
John Hughes                                                                 X               X
Jay D. Proops                                             X*                X               X
C. Eugene Ray                             X               X                 X*              X*
Clarence O. Redman                                        X                 X
Dale E. Stahl                             X               X                 X               X
Lawrence E. Washow                                                          X
Audrey L. Weaver                                          X
Paul C. Weaver                                                              X               X
Number of Meetings in 2000                3               7                 0               0

               *  Chairperson.

     The Board of Directors held thirteen meetings during the 2000 fiscal year. During the last year, all Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by each committee of the Board on which such Directors served. The mandatory retirement age for directors is 70.

     The Audit Committee, comprised of independent, non-employee directors, is responsible for reviewing the proposed audit program for each fiscal year, the results of the audits and the adequacy of AMCOL's systems of internal accounting control with AMCOL's financial management and its independent auditors. The
Committee recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. The Audit Committee charter is attached to this Proxy Statement.

     The Compensation Committee, comprised of non-employee directors, is responsible for annually reviewing the salaries and bonuses of all executive officers, and oversees AMCOL's compensation, incentive and employee benefit programs. This Committee is also responsible for the selection of those officers, directors and key employees who are eligible to receive stock options, determines the number of options to be awarded and the period during which options may be exercised under AMCOL's various option plans. Clarence O. Redman is a member of AMCOL's Compensation Committee and, as such, participated in discussions where the compensation awarded to each of the Named Officers was decided. Mr. Redman is of counsel to Lord, Bissell & Brook, the principal law firm engaged by AMCOL.

     The Nominating Committee is responsible for recommending to the Board of Directors, at the request of the Board of Directors, nominees who are deemed by the Committee to be qualified for Board of Directors' membership. The Nominating Committee will not consider nominees recommended by shareholders of AMCOL.

Director Compensation

Type of Compensation                                                             Cash             Stock Options
Annual Retainer                                                                 $14,700            2,000 shares
Board Meeting Attendance Fee                                                     $1,470
Annual Retainer for Committee Chairman                                           $1,969
Committee Meeting Attendance Fee                                                   $525

     Directors who are also full-time employees of AMCOL are not paid for their services as directors or for attendance at meetings.

     Pursuant to the 1998 Long-Term Incentive Plan, each of the non-employee directors was granted 2,000 options at $3.875 per share in 2000.

             Compensation Committee Report on Executive Compensation

     AMCOL's mission is to supply high-quality performance products and innovative technologies for mineral and environmental markets worldwide. To accomplish this objective, AMCOL has developed comprehensive compensation strategies that emphasize maximizing shareholder value and growth in sales and earnings. The compensation program has been designed to reinforce and support AMCOL's business goals and to help the organization both attract and retain high quality executive talent.

     The Compensation Committee of the Board of Directors is comprised of seven non-employee directors whose objectives are to approve the design, assess the effectiveness of and administer compensation programs in support of the compensation policies. The Compensation Committee also evaluates executive performance and reviews and approves all salary arrangements and other remuneration for the officer group.

Compensation Committee Philosophy

     The Compensation Committee is committed to implementing and administering a compensation program that supports and underscores AMCOL's mission and values. The policies underlying the Compensation Committee's compensation decisions are enumerated more fully below:

     Compensation opportunities should strengthen AMCOL's ability to attract, retain, and encourage the growth and development of the highest caliber executive talent upon whose efforts the success of AMCOL largely depends.

     A substantial portion of pay for senior executives should be comprised of at-risk, variable compensation whose payout is dependent on the achievement of specific corporate and individual performance objectives. In addition, the at-risk components of pay will have a significant equity-based element to ensure appropriate linkage between executive behavior and shareholder interests.

     The committee considers stock ownership by management to be an important means of linking management's interests with those of shareholders. Effective February 1999, AMCOL adopted stock ownership guidelines for its corporate and subsidiary officers. The amount of stock required to be owned increases with the level of responsibility of each executive, with the Chief Executive Officer expected to own stock with a value at least equal to four times base salary. Shares that the executives have the right to acquire through the exercise of stock options are not included in the calculation of stock ownership for purposes of these guidelines. Executives are expected to reach their respective stock ownership goals over a three-year period.

     Each compensation component targets pay opportunities at the median of compensation paid to executives included in AMCOL's comparative compensation peer group. AMCOL's comparative compensation group is not the same as the companies that make up the peer group in the stock price performance graph included in this proxy statement. In order to provide an appropriate basis for compensation analysis, a group larger than the stock price graph's peer group was used; note, however, that a significant number of the peer group companies are included in the comparative compensation group.

Components of Compensation

     AMCOL's total compensation program consists of several components, each of which plays a role in supporting overall business goals and pay philosophy. In assessing the competitiveness of AMCOL's senior executive compensation programs, available salary data consisting of general manufacturing companies is used for comparison purposes. Pay decisions are based upon pay data for comparable positions. The total compensation program consists of base salary, annual incentives and long-term incentives.

Base Pay

     Base salary targets are set at median levels (50th percentile) relative to competitive market levels for comparable positions based upon available survey data from AMCOL's comparative compensation group. The Compensation Committee annually reviews each executive's base salary and makes adjustments based upon levels of responsibility, breadth of knowledge, internal equity issues, as well as market pay practices. Salary adjustments are based primarily upon individual performance, which is evaluated based on individual contributions to AMCOL.

     Lawrence E. Washow, President and Chief Operating Officer, was elected President and Chief Executive Officer of AMCOL on May 11, 2000, succeeding John Hughes as Chief Executive Officer. Mr. Washow's base salary was increased to $375,000, an increase of $25,000.

     In arriving at Mr. Washow's base salary, the Compensation Committee considered his individual performance and his long-term contributions to the financial success of AMCOL. The Committee also compared Mr. Washow's base salary with the base salaries of chief executive officers from appropriate salary surveys.

Annual Incentives

     The Executive Incentive Compensation Plan, or the incentive plan, underscores AMCOL's pay-for-performance philosophy by rewarding executives for meaningful contributions toward predetermined financial performance goals. The annual incentive opportunity for the Chief Executive Officer and Chief Financial Officer is based upon performance of AMCOL, as a whole, compared to targets for return on capital and earnings per share. These executives do not receive bonuses until AMCOL achieves a return on capital and earnings per share, which the committee deems appropriate. In the case of the other executives, their bonus is determined pursuant to formulas tailored for each business segment with an emphasis on the return on capital and earnings of the particular business segment to which the executive devotes the majority of his time. Mr. Washow, as Chief Executive Officer, was not paid a bonus for the 2000 financial performance of AMCOL. The incentive plan calculations for the year 2000 exclude the impact of the sale of the superabsorbent business during this year.

     In connection with the sale of AMCOL's absorbent polymers business, the Compensation Committee granted bonuses to certain of AMCOL's employees in recognition of their contribution to the development and success of the absorbent polymers business. These bonuses were paid upon the closing of the sale of the absorbent polymers business. John Hughes, former Chief Executive Officer, was granted a bonus of $950,000 and Lawrence E. Washow, current President and Chief Executive Officer, was granted $700,000. In addition, the following executive officers were also granted a bonus in connection with the sale of the absorbent polymers business: Paul G. Shelton, Senior Vice-President and Chief Financial Officer, and Gary L. Castagna, Senior Vice President of AMCOL and President of Chemdal International Corporation. In addition, seven key employees of the absorbent polymers business were granted bonuses.

Limitations on Payments

     Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a corporation's chief executive officer on the last day of the taxable year and any other individuals whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of being among the four most highly compensated officers (other than the chief executive officer) for the taxable year and who are employed on the last day of the taxable year. Compensation paid under some qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is composed solely of two or more "outside directors," is not considered in determining whether a "covered employee's" compensation exceeds $1,000,000. To the extent that any bonus payments cause the executive's total compensation to exceed $1,000,000 in any given year, the excess will be deferred until a year when such amount can be deducted by the Company.

Long-Term Incentives

     Long-term incentives are provided annually in the form of incentive stock options (ISOs). Options under AMCOL's 1998 Long-Term Incentive Plan are granted by the Compensation Committee. ISOs are granted at a price not less than the fair market value of the common stock on the date of grant. Hence, the options will only have value when and if the stock price appreciates above the grant date price. ISOs are the only long-term incentive compensation vehicle currently used by AMCOL.

     The option program serves to focus executives on long-term shareholder value creation and foster an ownership mentality among the executive management team. In keeping with AMCOL's commitment to provide a total compensation package that focuses on at-risk pay components, long-term incentives will continue to comprise a large portion of the value of an executive's total compensation package. Currently, approximately 10 to 15 percent of the value of total compensation is comprised of equity incentives.

     When determining award sizes, the Compensation Committee considers the executive's responsibility level, prior experience, historical award data and ability to positively impact long-term shareholder value. The Compensation Committee also strives to deliver market competitive long-term incentive award opportunities to executives based on the dollar value of the award delivered.

     In 2000, the Chief Executive Officer received options to purchase 21,500 shares with an exercise price of $3.875, as provided in the Option Grant Table on Page 19. The Compensation Committee believes the equity incentive program provides a strong link between management behavior and shareholder interests.

                             Compensation Committee
                             Jay D. Proops, Chairman
                                  Arthur Brown
                             Robert E. Driscoll, III
                                  C. Eugene Ray
                               Clarence O. Redman
                                  Dale E. Stahl
                                Audrey L. Weaver

                          Report of the Audit Committee

     The Audit Committee of AMCOL consists of four independent (as defined by the rules of the New York Stock Exchange) directors and operates under a written charter approved by the Audit Committee and adopted by the Board of Directors. The charter is attached to this Proxy Statement. The members of the committee are Arthur Brown, Chairman, Robert E. Driscoll, III, C. Eugene Ray and Dale E. Stahl. The Audit Committee recommends the selection of the Company's independent accountants to the Board of Directors.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

Review with Management

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with management.

Review and Discussions with Independent Accountants

     The Audit Committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The Audit Committee has also received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from the Company and its related entities, and has discussed with KPMG LLP their independence from the Company.

Conclusion

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                 Audit Committee
                             Arthur Brown, Chairman
                             Robert E. Driscoll, III
                                  C. Eugene Ray
                                  Dale E. Stahl

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of KPMG LLP served as AMCOL's independent auditors for the fiscal year ended December 31, 2000. As of the date of this proxy statement, no accountant has been recommended by the Audit Committee or selected by the Board of Directors for AMCOL's fiscal year ending December 31, 2001, and therefore no accountant will be recommended to the shareholders for ratification at the annual meeting. The Audit Committee intends to recommend independent accountants for fiscal year 2001 for selection by the Board of Directors.

     During fiscal year 2000, AMCOL retained KPMG LLP to audit AMCOL's consolidated financial statements and benefit plans and to perform certain other auditing and tax services. Fees paid to KPMG LLP for these services were as follows:

     Financial statement audit and quarterly review fees        $ 161,282
     All other fees                                             $1,047,892 (a)

     (a) Other fees include amounts related to tax consultation in connection with various transactions, statutory audits of certain non-U.S. subsidiaries, audits of the financial statements of AMCOL's benefit plans, special purpose reports related to the sale of the absorbent polymers business and the Form 10 filing of Nanocor, Inc. and other services.

     The Audit Committee has considered whether the provision of these non-audit services by KPMG LLP is compatible with maintaining auditor independence.

     A representative of KPMG LLP will be present at the annual meeting, will be afforded the opportunity to make a statement, and will be available to respond to appropriate questions.

Stock Performance Graph

     The following graph sets forth a five-year comparison of cumulative total returns for: (i) AMCOL (which trades on The New York Stock Exchange); (ii) S&P SmallCap 600 Index; and (iii) a custom peer group of publicly traded companies, or the peer group.

     Using the assistance of consultants, AMCOL selected the peer group which consists of companies whose businesses, sales sizes, market capitalization and stock trading volumes were similar to that of AMCOL.

     All returns were calculated assuming dividend reinvestment on a quarterly basis. The returns of each company in the peer group have been weighted according to market capitalization.

     The  peer  group  consists  of  the  following  companies:   Calgon  Carbon
Corporation,   ChemFirst,   Inc.,  Mississippi  Chemical  Corporation,   Oil-Dri
Corporation of America and Zemex Corporation.

               Comparison of Five-Year Cumulative Total Return (1)
             AMCOL, S&P SmallCap 600 and Self-Determined Peer Group

                                [OBJECT OMITTED]

                        12/95   12/96   12/97   12/98   12/99   12/00
AMCOL International     100.0   112.7   173.1   109.8   182.9   211.01
S&P SmallCap 600 Index  100.0   121.3   152.3   150.3   168.9   188.76
Custom Peer Group *     100.0   97.6    94.6    71.0    60.1    49.15

*The peer group consists of the following companies: Calgon Carbon Corporation, ChemFirst, Inc., Mississippi Chemical Corporation, Oil-Dri Corporation of America, and Zemex Corporation. Lilly Industries Inc. and McWhorter Technologies stock is no longer actively traded and therefore has been excluded.

(1) Assumes $100 invested on December 31, 1995, in AMCOL International Corporation Common Stock, S&P SmallCap 600 and Self-Determined Peer Group.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Clarence O. Redman is of counsel to Lord, Bissell & Brook, the principal law firm engaged by AMCOL.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, AMCOL's directors, its executive officers and any persons holding more than 10% of AMCOL's common stock are required to report their initial ownership of AMCOL's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and AMCOL is required to disclose in this proxy statement if a director or executive officer filed a late report. No late reports were filed. In making these disclosures, AMCOL has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be included in AMCOL's proxy statement and form of proxy relating to, and to be presented at, the annual meeting of shareholders of AMCOL to be held in 2002, must be received by AMCOL on or before December 12, 2001.

     If a shareholder intends to present a proposal at the 2002 annual meeting of shareholders but does not seek inclusion of that proposal in AMCOL's proxy statement for that meeting, such shareholder must deliver written notice of the proposal to AMCOL in accordance with the requirements of AMCOL's By-Laws. Generally, such proposals must be delivered to AMCOL between February 10, 2002 and March 12, 2002. All proposals or notices should be directed to the Secretary of AMCOL at One North Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights, Illinois, 60004-7803.

                                  OTHER MATTERS

     In addition to the business described above, there will be remarks by the Chairman and Chief Executive Officer and a general discussion period during which shareholders will have an opportunity to ask questions about AMCOL.

     As of the date of this proxy statement, AMCOL's management knows of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. It is intended, however, that the persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of AMCOL and its shareholders.

                                      By Order of the Board of Directors,


                                      Clarence O. Redman
                                      Secretary

Arlington Heights, Illinois
April 10, 2001

                   AMCOL INTERNATIONAL AUDIT COMMITTEE CHARTER

Organization

     There shall be a committee of the board of directors, consisting of no less than three members, to be known as the Audit Committee, whose members shall meet the independence and experience requirements of the New York Stock Exchange. The board of directors shall appoint the members.

 Statement Of Policy

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, investment community and any governmental body relating to (1) the integrity of the financial statements of the Company, (2) the compliance by the company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between directors, the independent auditors, the internal auditors, and the financial management of the Company.

Responsibilities

     In carrying out its responsibilities, the Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     1. Review and update this Charter periodically, at least annually, as conditions dictate and recommend any proposed changes to the Board for approval.

     2. Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

     3. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board. Also, approve the fees to be paid to the independent auditor.

     4.   Review  with  management  and  the  independent   auditor  significant
          financial reporting issues and judgements made in connection with the preparation of the Company's financial statements.

     5. Review with the independent auditor any problems or difficulties the auditor may have encountered in the course of the audit work and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          (b) Recommendations for changes in the planned scope of the internal audit.

          (c) Any comments the independent auditor may have regarding the internal audit department responsibilities, budget and staffing.

     6. Audit Committee chairman to review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

     7. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

     8. Evaluate, together with the Board, the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     9. Review with the independent auditor, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company.

     10.  Review  major  changes  to  the  Company's   auditing  and  accounting
          principles and practices as suggested by the independent auditor, internal auditor and management.

     11. Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     12. Review the appointment and replacement of the senior internal auditing executive.

     13. Receive prior to each meeting, a summary of findings from the internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     14. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     15. Obtain reports from management, internal auditing and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with the Company's Code of Conduct.

     16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     17. Obtain confirmation from the independent auditor that there has been no discussion with the Company's legal counsel regarding issues in connection with Section 10A of the Private Securities Litigation Reform Act of 1995.

     18. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present.

     19. Advise the Board with respect to compliance with the Company's Code of Conduct.

     20. Review, with the Company's counsel, any legal matter that could have significant impact on the financial statements.

     21. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board.

     22. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     23. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

     24. Perform any other activities consistent with this Charter, as the Committee or the Board deems necessary or appropriate.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                         AMCOL INTERNATIONAL CORPORATION

            Annual Meeting of Shareholders to be held on May 17, 2001



     As a shareholder of AMCOL International Corporation (the "Company"), I acknowledge receipt of Notice of Annual Meeting and accompanying Proxy Statement and appoint John Hughes, Lawrence E. Washow and Paul C. Weaver, or any one of them, to vote all shares of stock of AMCOL International Corporation that I am entitled to vote, at the annual meeting of shareholders to be held on Thursday, May 17, 2001, at 11:00 a.m., Central Daylight Savings Time, and at any adjournment thereof, at Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois, 60143.

1a. The election of Arthur Brown, Jay D. Proops, and Paul C. Weaver to three-year terms as Class III directors.

     FOR ALL NOMINEES EXCEPT            WITHHOLD AUTHORITY TO
     NOMINEES WRITTEN BY THE            VOTE FOR ALL
     UNDERSIGNED BELOW                  NOMINEES

     __________________________________________________________________________

1b. The election of John Hughes and Lawrence E. Washow to one-year terms as Class I directors.

               FOR ALL NOMINEES EXCEPT           WITHHOLD AUTHORITY TO
               NOMINEES WRITTEN BY               VOTE FOR ALL
               THE UNDERSIGNED BELOW             NOMINEES
     __________________________________________________________________________

2. A proposal to approve certain amendments to AMCOL's 1998 Long-Term Incentive Plan.

     FOR                              AGAINST                          ABSTAIN

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN, AND IN THE ABSENCE OF SUCH INSTRUCTIONS, SHALL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR NAMED IN ITEM 1 AND FOR ITEM 2. IF OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES ON THOSE MATTERS.

           This Proxy Is Solicited on Behalf of the Board of Directors

     You are urged to mark, sign and return your proxy promptly in the enclosed self-addressed, postage-paid (if mailed in the United States) envelope.

                    Dated ________________, 2001

                    _________________________________________
                    SIGNATURE OF SHAREHOLDER

                    _________________________________________
                    SIGNATURE OF SHAREHOLDER

                    When signing the proxy, please date it and take care to have the signature agree to the shareholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

CONTROL NUMBER

                                VOTE BY TELEPHONE
                    Call Toll Free On a Touch Tone Telephone
                                 1-800-690-6903
                    There is NO CHARGE to you for this call.

The Board of Directors encourages you to use this inexpensive, time saving method to vote.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You will be asked to enter a Control Number, which is located in the box on the left side of this form.

Option 1:         To vote as the Board of Directors recommends on ALL proposals, press 1.

                  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1-THANK YOU FOR VOTING.

Option 2:         If you choose to vote on each proposal separately, press 0.
                  You will hear these instructions:

                  Proposal 1:       To vote FOR ALL nominees,  press 1; To
                                    WITHHOLD FOR ALL  nominees,  press 9; and
                                    To WITHHOLD FOR AN INDIVIDUAL nominee,
                                    press 0 and listen to the instructions.

                  Proposal 2:       To vote FOR, press 1; AGAINST, press 9;
                                    ABSTAIN, press 0

                  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1-THANK YOU FOR VOTING.

                  If you vote by telephone, DO NOT mail back your proxy.